                                                                    EXHIBIT 11.3

                            ALLEGIANCE TELECOM, INC.

                   COMPUTATION OF PER SHARE EARNINGS (LOSS)

          Period From Inception (April 22, 1997) to December 31, 1997

               (In thousands, except share and per share amounts)


                                                           Number of Shares    Percent Outstanding   Equivalent Shares
                                                           ----------------    -------------------   -----------------
1997 Common Stock Offering                                             639               100.00%               639

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                            639

NET LOSS APPLICABLE TO COMMON STOCK                                                                  $      (7,502)

NET LOSS PER SHARE, BASIC AND DILUTED                                                                $  (11,740.22)
                                                                                                     =============